UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2004

INTERSECTIONS INC.

(Exact name of registrant as specified in its charter)

000-50580
(Commission File
Number)

Delaware	54-1956515
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

14901 Bogle Dr.
Chantilly, Virginia 20151
(Address of principal executive offices, including zip code)

(703) 488-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |___| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |___| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |___| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |___| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 1, 2004, Intersections entered into a marketing and services agreement with Capital One. Under the new agreement, Intersections’ identity theft and credit management services will be marketed and provided to Capital One customers, effective January 1, 2005. The new agreement provides for an indirect marketing arrangement.

As of December 31, 2004, Intersections’ services will no longer be marketed to Capital One customers through Equifax, in effect terminating as of that date the applicable provisions of the master agreement between Intersections and Equifax. Under that master agreement, however, Intersections will continue to provide its services to Capital One customers enrolled prior to December 31, 2004. Further, Intersections’ services marketed to Capital One customers under the new agreement between Capital One and Intersections will be substantially all of the services previously marketed through the master agreement between Intersections and Equifax.

Intersections and its affiliates do not have any material relationship with Capital One other than as described above.

Item 1.02. Termination of a Material Definitive Agreement

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 1.02 by this reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2004

INTERSECTIONS INC. (Registrant)

By:	/s/ Kenneth D. Schwarz Kenneth D. Schwarz Chief Financial Officer